UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2000 W. Sam Houston Pkwy. S., Suite 1700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2011, John M. May informed the board of directors of Bristow Group Inc. of his resignation from his position as a director, effective immediately. Mr. May was designated for election to the board by Caledonia Investments plc, one of Bristow’s shareholders, pursuant to a Master Agreement (see below) dated December 12, 1996 among Bristow, a predecessor in interest to Caledonia and certain other persons. Mr. May’s resignation did not arise from any disagreement with Bristow on any matter relating to Bristow’s operations, policies or practices.

The Master Agreement provides that so long as Caledonia owns (1) at least 1,000,000 shares of common stock of Bristow or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, Caledonia will have the right to designate two persons for nomination to the Bristow board and to designate a successor for any directors so designated. Bristow expects that its board of directors will consider the election of Mr. May’s replacement at its next meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2011

BRISTOW GROUP INC.
(Registrant)

By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President, General Counsel
and Corporate Secretary